Exhibit 1.4
[English Translation]
MS&AD Insurance Group Holdings, Inc.
Regulations of the Board of Corporate Auditors
Article 1
(Purpose)
     All matters relating to the Board of Corporate Auditors of the Company shall be governed by the provisions of these Regulations, except for those as provided for in laws and regulations, the Articles of Incorporation and the corporate auditors auditing standards as separately established.
Article 2
(Functions of the Board of Corporate Auditors)
     1. The Board of Corporate Auditors shall be comprised of all Corporate Auditors.
     2. The Board of Corporate Auditors shall receive from Corporate Auditors reports on the status of the performance of the duties of Corporate Auditors, receive reports from Directors, Executive Officers or employees on important matters concerning audits, and deliberate on and resolve those matters; provided, however, that the Board of Corporate Auditors may not preclude any Corporate Auditor from exercising his/her own powers.
     3. The Board of Corporate Auditors shall state opinions of the Board of Corporate Auditors to the Directors, Executive Officers and the Board of Directors as necessary.
Article 3
(Duties of the Board of Corporate Auditors)
     The Board of Corporate Auditors shall, among other things, perform the following duties; provided, however, that the determination made under item (3) below may not preclude any Corporate Auditor from exercising his/her own powers:
     (1) preparation of audit reports;
     (2) appointment and removal of full-time Corporate Auditor; and
     (3) determination of audit policies, the methods of investigation of the status of the operations and the financial status of the company and other matters regarding the performance of the Corporate Auditors’ duties.
Article 4
(Full-time Corporate Auditors)
     The Board of Corporate Auditors shall by resolution appoint or remove full-time Corporate Auditor(s) from among the Corporate Auditors.

Article 5
(Chairperson)
     1. The Board of Corporate Auditors shall by resolution elect a chairperson from among the Corporate Auditors.
     2. The chairperson of the Board of Corporate Auditors shall, in addition to performing the convocation and management of the Board of Corporate Auditors, perform any other duties entrusted to the chairperson by the Board of Corporate Auditors; provided, however, that the chairperson may not preclude any Corporate Auditor from exercising his/her own powers.
Article 6
(Specified Corporate Auditors (Tokutei-kansayaku))
     1. The Board of Corporate Auditors may by resolution appoint the person(s) hereinafter referred to as the “specified Corporate Auditor(s)” (tokutei-kansayaku) to perform the following duties:
     (1) to receive from the Directors the business reports, the annexed specifications thereof and accounting-related documents to be received by each Corporate Auditor, and distribute these documents to the other Corporate Auditors;
     (2) to provide notice of the contents of the Board of Corporate Auditors audit report concerning the business reports and the annexed specifications thereof to the Directors hereinafter referred to as “specified Directors” (tokutei-torishimariyaku) determined to be the persons to receive such notice;
     (3) to agree with the specified Directors on the date to provide the notice mentioned in the preceding item;
     (4) to receive notice of the contents of the accounting audit report from the accounting auditors and provide notice of the contents of such audit report to the other Corporate Auditors;
     (5) to agree with the specified Directors and the accounting auditors on the date to receive the notice mentioned in the preceding item;
     (6) to provide notice of the contents of the Board of Corporate Auditors audit report concerning the accounting-related documents to the specified Directors and the accounting auditors; and
     (7) to agree with the specified Directors on the date to provide the notice mentioned in the preceding item.
     2. Specified Corporate Auditor(s) shall be full-time Corporate Auditor(s).
Article 7
(Corporate Auditors to Attend the Meetings of the Special Directors)
     The Board of Corporate Auditors shall by resolution appoint the Corporate Auditor(s) to attend the meetings of the special Directors; provided, however, that this shall not prevent other Corporate Auditors from attending the meetings.
Article 8
(Holding of Meetings)
     The Board of Corporate Auditors meeting shall be held monthly in principle; provided, however, that the Board of Corporate Auditors meeting may be held whenever necessary.

Article 9
(Convening Meetings)
     1. The Board of Corporate Auditors meetings shall be convened and presided over by the chairperson.
     2. Any Corporate Auditors may demand that the chairperson convene a meeting of the Board of Corporate Auditors.
     3. If the chairperson does not convene a meeting of the Board of Corporate Auditors notwithstanding the demands mentioned in the preceding paragraph, the Corporate Auditor who made such demand may convene and preside over a meeting of the Board of Corporate Auditors on his/her own.
Article 10
(Convocation Procedures)
     1. In convening a meeting of the Board of Corporate Auditors, a notice to that effect shall be dispatched to each Corporate Auditor no later than three days prior to the date of the meeting of the Board of Corporate Auditors; provided, however, that the notice period may be shortened in an emergency.
     2. When the unanimous consent of the Corporate Auditors has been obtained, the Board of Corporate Auditors meeting may be held without convocation procedures.
Article 11
(Method of Resolution)
     The resolution of the Board of Corporate Auditors shall be adopted by a majority of the Corporate Auditors.
Article 12
(Resolution on Audit Policies, etc.)
     1. Audit policies, audit plans, methods of audit, allocation of audit duties among Corporate Auditors and other related matters shall be determined by the resolution of the Board of Corporate Auditors.
     2. In addition to those set forth in the preceding paragraph, the Board of Corporate Auditors shall resolve the matters it determines necessary for the performance of its functions.
     3. The Board of Corporate Auditors shall request that the Directors resolve the contents of the following audit systems and develop such systems:
     (1) matters relating to employees who support the Corporate Auditors’ duties;
     (2) matters relating to the independence of the employees mentioned in the preceding item from Directors and Executive Officers;
     (3) systems for Directors, Executive Officers and employees to report to Corporate Auditors and any other systems relating to reports to be provided to Corporate Auditors; and
     (4) any other systems for ensuring the effectiveness of Corporate Auditors’ audit activities.

Article 13
(Regular Meetings, etc. with the Representative Directors)
     1. The Board of Corporate Auditors shall hold meetings with the Chairman and Director, the President and Director and the Representative Directors on a regular basis and shall endeavor to deepen their mutual understanding by, for example, exchanging opinions with the representative Directors regarding issues to be addressed by the company, the status of the development of the environment for Corporate Auditors audits, important issues regarding audits, and any other relevant matters, and by making requests as necessary.
     2. The Board of Corporate Auditors shall report to the Board of Directors the audit policies, the audit plan and the status and results of their audit on a regular basis.
     3. In addition to the matters that the Directors and employees are statutorily required to report to the Board of Corporate Auditors, the Board of Corporate Auditors shall determine through deliberations with the relevant Directors the scope of matters which the Directors, Executive Officers and employees shall report to the Board of Corporate Auditors, and shall receive timely reports on such matters from them, based on the systems set forth in paragraph 3, item 3 of the preceding article.
Article 14
(Reports to the Board of Corporate Auditors)
     1. Corporate Auditors shall report the status of the performance of their own duties to the Board of Corporate Auditors on a regular basis and an as needed basis, and whenever the Board of Corporate Auditors requests a report.
     2. Corporate Auditors who have received reports from the accounting auditors, the Directors, Executive Officers, employees of the company’s internal audit division and other relevant departments, and other relevant persons shall report to the Board of Corporate Auditors thereof.
     3. The Board of Corporate Auditors shall request the accounting auditors, the Directors, Executive Officers, employees of the company’s internal audit division and other relevant departments, and other relevant persons to provide reports as necessary.
     4. With respect to the preceding three paragraphs, if Corporate Auditors, the accounting auditors, the Directors, Executive Officers, employees of the company’s internal audit division and other relevant departments, and other relevant persons provide notice of the matters to be reported to the Board of Corporate Auditors to all Corporate Auditors, such matters shall not be required to be reported to the Board of Corporate Auditors.
Article 15
(Measures for Reports)
     The Board of Corporate Auditors shall undertake necessary investigations and take measures appropriate to the situation upon the receipt of the following reports:
     (1) reports from the Directors and Executive Officers that any fact likely to cause the company significant damage has been found;
     (2) reports from the accounting auditors that, in connection with the Directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the Articles of Incorporation has been found; or
     (3) reports from the Directors, Executive Officers or employees on the matters determined in prior deliberation with the Directors.

Article 16
(Preparation of Audit Report)
     1. The Board of Corporate Auditors shall prepare the audit reports of the Board of Corporate Auditors through deliberations based on the audit report prepared by each Corporate Auditor.
     2. In cases where the contents of the audit report of the Board of Corporate Auditors are different from the contents of any Corporate Auditor audit report and at the request of such Corporate Auditor, the Board of Corporate Auditors shall append a note with the contents of such Corporate Auditor audit report to the audit report of the Board of Corporate Auditors.
     3. Each Corporate Auditor shall affix to the audit report of the Board of Corporate Auditors his/her respective signature, or his/her respective name and seal impression (including electronic signature). Full-time Corporate Auditors and outside Corporate Auditors (shagai-kansayaku) shall describe their positions as full-time Corporate Auditors or outside Corporate Auditors in the audit report of the Board of Corporate Auditors.
     4. The provisions of the preceding three paragraphs shall apply mutatis mutandis to audit reports to be prepared when extraordinary accounting documents or consolidated accounting documents are prepared by the company.
     5. The Board of Corporate Auditors shall provide notice of the contents of the audit report of the Board of Corporate Auditors to the specified Directors and accounting auditors.
Article 17
(Consent, etc. regarding the Election of Corporate Auditors)
     1. The following matters regarding the election of Corporate Auditors shall be determined by the resolution of the Board of Corporate Auditors:
     (1) consent to submit to the shareholders’ meeting a proposal concerning the election of Corporate Auditors by the Directors;
     (2) demand to include the election of Corporate Auditors in the agenda of the shareholders’ meeting; and
     (3) demand to submit to the shareholders’ meeting a proposal concerning the election of Corporate Auditors.
     2. The preceding paragraph shall apply mutatis mutandis to the election of substitute Corporate Auditors.
Article 18
(Criteria of Selection of Candidates for Corporate Auditors)
     1. When selecting a candidate for Corporate Auditor, the Board of Corporate Auditors shall carefully examine his/her suitability to serve as Corporate Auditor in light of whether the candidate is sufficiently independent from the management, and other relevant factors.
     2. When selecting a candidate for outside Corporate Auditor, the Board of Corporate Auditors shall confirm that there will be no difficulties as to their independence; and shall also examine such candidate’s availability to attend meetings of the Board of Directors, the Board of Corporate Auditors and other relevant meetings, and other relevant factors.

Article 19
(Consent, etc. regarding the Election of Accounting Auditors)
     1. The policy to determine the dismissal or disapproval of reappointment of accounting auditors shall be determined by the resolution of the Board of Corporate Auditors.
     2. The Board of Corporate Auditors shall examine for each business year the appropriateness of reappointing the accounting auditors.
     3. The following matters regarding the election, dismissal or disapproval of reappointment of accounting auditors shall be determined by the resolution of the Board of Corporate Auditors:
     (1) consent to submit to the shareholders’ meeting a proposal concerning the election of the accounting auditors by the Directors;
     (2) consent to include the dismissal or disapproval of reappointment of the accounting auditors in the agenda of the shareholders’ meeting by the Directors;
     (3) demand to submit to the shareholders’ meeting a proposal concerning the election of the accounting auditor;
     (4) demand to include the election, dismissal or disapproval of reappointment of the accounting auditor in the agenda of the shareholders’ meeting; and
     (5) election of the person who is to temporarily perform the duties of an accounting auditor in case of the vacancy of the accounting auditor.
     4. The consent of all Corporate Auditors is required for the dismissal of the accounting auditor based on the statutory grounds of dismissal and may be obtained through deliberations of the Board of Corporate Auditors. In such case, Corporate Auditors selected by the Board of Corporate Auditors shall report the dismissal and the reason thereof at the first shareholders’ meeting to be held after the dismissal.
     5. The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.
Article 20
(Consent to Remuneration, etc. of the Accounting Auditors)
     The consent to remuneration, etc. of accounting auditors or a person to temporarily perform the duties of an accounting auditor shall be determined by the resolution of the Board of Corporate Auditors.
Article 21
(Consent to Partial Exemption of Directors from Liability)
     1. The following consent of all Corporate Auditors is required for the following acts and may be obtained through deliberation of the Board of Corporate Auditors.
     (1) consent to submit to the shareholders’ meeting a proposal concerning the partial exemption of a Director from liability;
     (2) consent to submit to the shareholders’ meeting a proposal concerning the modification of the Articles of Incorporation to provide that Directors may be partially exempted from liability by the Board of Directors’ resolution;
     (3) consent to submit to the Board of Directors’ meeting a proposal concerning the partial exemption of a Director from liability based on the provisions of the Articles of Incorporation; and

     (4) consent to submit to a shareholders’ meeting a proposal concerning the modification of the Articles of Incorporation to provide that the company may enter into an agreement with an outside Director for his/her partial exemption from liability.
     2. The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.
Article 22
(Consent to Participation in a Derivative Lawsuit)
     1. The consent of all Corporate Auditors to the company’s participation in a derivative lawsuit to assist the defendant Director(s) may be made through deliberations of the Board of Corporate Auditors.
     2. The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.
Article 23
(Deliberations Regarding the Exercise of the Powers of Corporate Auditors)
     The Corporate Auditors may, in the case of exercising their powers or fulfilling their obligations regarding the following items, have prior deliberations with the Board of Corporate Auditors:
     (1) explanations of the questions for Corporate Auditors notified by the shareholders prior to the shareholders’ meeting;
     (2) reports to the Board of Directors, demands to convene Board of Directors meetings, etc.;
     (3) results of investigations regarding the proposals, documents and other materials to be submitted to the shareholders’ meeting;
     (4) to seek injunctions against the acts of Directors outside of the purpose of the company or otherwise in violation of any law or regulation or the Articles of Incorporation;
     (5) statements of opinion at a shareholders’ meeting regarding the election, dismissal, resignation, remuneration, etc. of Corporate Auditors;
     (6) matters regarding lawsuits between the company and the Directors;
     (7) matters regarding the filing of any lawsuits, etc.; and
     (8) in addition to the above items, matters as deemed necessary by Corporate Auditors for the Corporate Auditors’ performance of their duties.
Article 24
(Deliberations regarding Remuneration, etc.)
     Corporate Auditors may deliberate on the remuneration, etc. of Corporate Auditors at the Board of Corporate Auditors meeting with the consent of all Corporate Auditors.

Article 25
(Minutes)
     1. The Board of Corporate Auditors shall prepare minutes containing the following items and all Corporate Auditors present at the meeting of the Board of Corporate Auditors shall affix to the minutes their respective signatures or their respective names and seal impressions (including electronic signature):
     (1) the date and place of holding the meeting of the Board of Corporate Auditors (including the methods of attendance, in cases where Corporate Auditors, Directors or accounting auditors attend such meeting without being physically present);
     (2) the outline of the progress of the proceedings of the meeting and the results thereof;
     (3) if there are any opinions stated or statements made at the meeting of the Board of Corporate Auditors with respect to the following matters, the summary of the contents of such opinions or statements;
     a. reports from the Directors that any fact likely to cause the company significant damage has been found; or
     b reports from the accounting auditors that there exists, in connection with the Directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the Articles of Incorporation;
     (4) names of the Directors or the accounting auditors who attended the meeting of the Board of Corporate Auditors; and
     (5) the name of the chairperson of the meeting of the Board of Corporate Auditors.
     2. In cases where the report to the Board of Corporate Auditors shall not be required pursuant to Article 14, paragraph 4, the Board of Corporate Auditors shall prepare minutes containing the following items:
     (1) contents of the matters which shall not be required to be reported to the Board of Corporate Auditors;
     (2) date on which the report to the Board of Corporate Auditors was deemed not to be required;
     (3) the name of Corporate Auditors who performed the duties concerning the preparation of the minutes.
     3. The company shall keep the minutes mentioned in the preceding two paragraphs for ten years at the head office.
Article 26
(Secretariat of the Board of Corporate Auditors)
     The affairs related to convening the meetings of the Board of Corporate Auditors, the preparation of the minutes of such meetings, and other affairs concerning the operation of the Board of Corporate Auditors shall be performed by employees who support Corporate Auditors.
Article 27
(Revision or Abolition of these Regulations)
     The revision or abolition of these regulations shall be made by the resolution of the Board of Corporate Auditors.
(As amended on April 1, 2010)